UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2019
Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, California 95131
(Address of Principal Executive Offices including Zip code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On November 14, 2019, the Company held its 2019 Annual Meeting of Stockholders. There were 77,208,702 shares issued, outstanding and eligible to vote at the meeting as of the record date of September 20, 2019, of which 67,947,789 shares were represented at the meeting, constituting 88.0% of the outstanding shares entitled to vote. The proposals considered at the meeting are described in detail in the Company’s 2019 Proxy Statement. The proposals voted upon at the meeting and the vote with respect to each such matter are set forth below:
(i) Election of Directors:

Name	For:	Against:	Abstentions:	Broker Non-Votes:
Harold L. Covert	57,785,696	264,880	61,739	9,835,474
Penelope A. Herscher	56,307,269	1,748,657	56,389	9,835,474
Julia S. Johnson	57,201,937	850,959	59,419	9,835,474
Brian J. Lillie	57,153,539	898,130	60,646	9,835,474
Alan S. Lowe	57,800,060	255,401	56,854	9,835,474
Ian Small	57,856,834	194,157	61,324	9,835,474
Samuel F. Thomas	57,467,173	583,263	61,879	9,835,474
(ii) To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For:	Against:	Abstentions:	Broker Non-Votes:
44,337,572	13,301,298	473,445	9,835,474
(iii) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the period ending June 27, 2020:

For:	Against:	Abstentions:
67,673,447	191,720	82,622

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Judy Hamel
	Name:	Judy Hamel
	Title:	Senior Vice President, General Counsel and Secretary

November 20, 2019